SCHEDULE 13G

ISSUER:  Wesco International                               CUSIP NO.:  95082P105


                                  EXHIBIT 2(a)

                  This statement is being filed by J.P. Morgan Partners (BHCA), L.P. (formerly known as Chase Equity Associates, L.P.), a Delaware limited partnership (hereinafter referred to as "JPMP (BHCA)"), whose principal business office is located at 1221 Avenue of the Americas, New York, New York 10020. JPMP
(BHCA) is engaged in the venture capital and leveraged buyout business. The general partner of JPMP (BHCA) is JPMP Master Fund Manager, L.P. (formerly known as Chase Capital Partners, a New York general partnership), a Delaware limited partnership (hereinafter referred to as "JPMP Master Fund"), whose principal business office is located at the same address as JPMP (BHCA), and is also directly or indirectly (through affiliates) engaged in the venture capital and leveraged buyout business. The general partner of JPMP Master Fund is JPMP Capital Corp. (formerly known as Chase Capital Corporation), a New York corporation (hereinafter referred to as "JPMP Capital Corp."), whose principal business office is located at the same address as JPMP (BHCA), and is also engaged in the venture capital and leveraged buyout business. Set forth in Schedule A hereto and incorporated herein by reference are the names, business addresses, principal occupations and employments of each executive officer and director of JPMP Capital Corp.

                  JPMP Capital Corp. is a wholly owned subsidiary of J.P. Morgan Chase & Co. (formerly known as The Chase Manhattan Corporation), a Delaware corporation (hereinafter referred to as "JP Morgan Chase") which is engaged (primarily through subsidiaries) in the commercial banking business with its principal office located at 270 Park Avenue, New York, New York 10017. Set forth in Schedule B hereto and incorporated herein by reference are the names, business addresses, principal occupations and employments of each executive officer and director of JP Morgan Chase.







SEC 1745 (3-98)

                                  SCHEDULE 13G

ISSUER:  Wesco International                               CUSIP NO.:  95082P105


                                                                      SCHEDULE A

                               JPMP CAPITAL CORP.

                              EXECUTIVE OFFICERS(1)

President                                                  Jeffrey C. Walker*
Executive Vice President                                   Mitchell J. Blutt, M.D.*
Executive Vice President                                   Arnold L. Chavkin*
Executive Vice President                                   John M.B. O'Connor*
Managing Director                                          Dr. Dana Beth Ardi
Managing Director                                          Christopher C. Behrens*
Managing Director                                          Julie Casella-Esposito*
Managing Director                                          Rodney A. Ferguson*
Managing Director                                          Cornell P. French*
Managing Director                                          Michael R. Hannon*
Managing Director                                          Alfredo Irigoin*
Managing Director                                          Andrew Kahn*
Managing Director                                          Jonathan R. Lynch*
Managing Director                                          Stephen P. Murray*
Managing Director                                          Timothy Purcell*
Managing Director                                          Faith Rosenfeld*
Managing Director                                          Shahan D. Soghikian*
Managing Director                                          Timothy J. Walsh*
Managing Director                                          Richard D. Waters, Jr.*
Managing Director                                          Damion E. Wicker, M.D.*
Managing Director                                          Eric R. Wilkinson*
Senior Vice President and Assistant Secretary              James Hutter*
Senior Vice President and Assistant Secretary              Mounir Nahas*
Senior Vice President, Treasurer and Assistant Secretary   Elisa R. Stein*
Vice President and Assistant Secretary                     Richard Madsen*
Vice President and Assistant Secretary                     Puneet Gulati*
Vice President and Assistant Secretary                     Thomas Szymoniak*
Vice President and Assistant Secretary                     Scott Kraemer*
Secretary                                                  Anthony J. Horan**
Assistant Secretary                                        Robert C. Caroll**
Assistant Secretary                                        Denise G. Connors**
Assistant Secretary                                        Euisun Lisa Lee**
Assistant Secretary                                        Timothy Samson**


------------------
(1) Each of whom is a United States citizen except for Messrs. Irigoin, and Soghikian.

* Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York, New York 10020.

** Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.


SEC 1745 (3-98)

                                  SCHEDULE 13G

ISSUER:  Wesco International                               CUSIP NO.:  95082P105


                                                                      SCHEDULE B

                             J.P. MORGAN CHASE & CO.

                              EXECUTIVE OFFICERS(1)

  Chairman of the Board and Chief Executive Officer                          William B. Harrison Jr.*
  Vice Chairman                                                              David A. Coulter*
  Vice Chairman                                                              Walter A. Gubert*
  Vice Chairman                                                              Thomas B. Ketchum*
  Vice Chairman                                                              Donald H. Layton*
  Vice Chairman                                                              James B. Lee Jr. *
  Vice Chairman                                                              Jeffrey C. Walker**
  Vice Chairman; Head of Finance, Risk Management and Administration         Marc J. Shapiro*
  Executive Officer                                                          Steven D. Black*
  Executive Officer                                                          Donald H. McCree III*
  Executive Officer                                                          James I. Staley*
  Executive Officer                                                          Don M. Wilson*
  Executive Officer                                                          William T. Winters*
  Executive Vice President; General Auditor                                  William J. Moran*
  Executive Vice President; Chief Financial Officer                          Dina Dublon*
  Executive Vice President; Head of Market Risk Management                   Lesley Daniels Webster*
  Chief Credit Officer                                                       Robert S. Strong*
  Managing Director                                                          Paul W. Brandow*
  Managing Director; Corporate Treasurer                                     David B. Edelson*
  Managing Director; Head of Credit Risk Policy                              Suzanne Hammett*
  Managing Director                                                          Louis M. Morrell*
  Managing Director                                                          John Steinhardt*
  Managing Director                                                          John Wilmet*
  Managing Director                                                          Jorge V. Jasson*
  General Counsel                                                            William H. McDavid*
  Corporate Secretary                                                        Anthony James Horan*
  Senior Vice President; Assistant General Counsel                           Ronald C. Mayer*
  Senior Vice President; Chief Compliance Officer                            Gregory S. Meredith*
  Director of Human Resources                                                John J. Farrell*
  Director of Corporate Marketing and Communications                         Frederick W. Hill*
  Controller                                                                 Joseph L. Scalfani*
  Assistant Corporate Secretary                                              James C. Berry*



------------------
(1) Each of whom is a United States citizen except for Messrs. Irigoin, and Soghikian.

* Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York, New York 10020.

** Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

SEC 1745 (3-98)